UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 18, 2004

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-06253	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Goodyear, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Item 5. – Other Events and Regulation FD Disclosure.

On August 18, 2004, Micro Therapeutics, Inc. (“MTI”) announced that it consummated the exchange of $21,007,500 in aggregate principal amount of Exchangeable Promissory Notes (the “Notes”) that were sold to a limited group of institutional accredited investors pursuant to a Note Purchase Agreement dated June 25, 2004. The Notes were exchanged into 6,848,163 shares of MTI’s common stock. The number of shares of common stock issued in the exchange was determined by dividing (i) the outstanding principal balance plus any accrued but unpaid interest on the Notes at August 18, 2004 by (ii) $3.10. Investors exchanging $15 million in aggregate principal amount of Notes for 4,889,799 shares of common stock are members of, or affiliated with members of, ev3 LLC, a Delaware limited liability company and the sole owner of Micro Investment, LLC, a Delaware limited liability company and the holder of approximately 50.3% of the outstanding shares of common stock of MTI.

This announcement is not an offer to sell either the Notes or the common stock issued in exchange for the Notes as described above. The private placement was made by MTI without a selling agent, and the opportunity to participate in the private placement was available to a very limited group of accredited investors. MTI has filed a registration statement with the Securities and Exchange Commission for the purpose of registering for resale under the Securities Act of 1933, as amended, all of the shares of MTI’s common stock issued upon exchange of the Notes.

The foregoing description of the exchange of the Notes into shares of common stock does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement entered into in connection with the private placement, which is incorporated herein by reference to Exhibit 2.1 of MTI’s Form 8-K, as filed with the Securities and Exchange Commission on June 25, 2004. A copy of the press release announcing the exchange of the Notes into shares of common stock is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 7. – Exhibits

(c)	Exhibits.

Exhibit Number	Description
2.1	Note Purchase Agreement, dated June 25, 2004, by and among Micro Therapeutics, Inc. and the investors party thereto, including as exhibits thereto, the Registration Rights provisions and Form of Exchangeable Promissory Note (Incorporated by reference to Exhibit 2.1 of Micro Therapeutics’ Form 8-K, as filed with the SEC on June 25, 2004).

99.1	Press Release, dated August 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

August 18, 2004	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Assistant Secretary and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Note Purchase Agreement, dated June 25, 2004, by and among Micro Therapeutics, Inc. and the investors party thereto, including as exhibits thereto, the Registration Rights provisions and Form of Exchangeable Promissory Note (Incorporated by reference to Exhibit 2.1 of Micro Therapeutics’ Form 8-K, as filed with the SEC on June 25, 2004).

99.1	Press Release, dated August 18, 2004.